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                                                                   Exhibit 10.27

                             [NEWSEDGE LETTERHEAD]

                                March 14, 2000

VIA HAND DELIVERY
-----------------

Donald McLagan

     Re: Severance Agreement and Release
         -------------------------------

Dear Don:

     This letter summarizes the terms of your resignation and severance agreement with NewsEdge Corporation (hereinafter the "Company").

1.  Resignation:
    -----------

     (a)  Resignation Date:  Your resignation from employment by the Company,
          ----------------
and from all Company offices and directorships, will be effective as of March 14, 2000 (the "Resignation Date"). You have agreed to cooperate fully in the execution of any and all other documents, and to take any and all additional action, which may be necessary to effectuate your resignation from all Company offices and directorships.

     (b)  Benefits Cessation:  As of the Resignation Date, your salary will
          ------------------
cease, and any entitlement you have or might have under a Company provided benefit plan, program or practice will terminate, except as required by federal or state law, or as otherwise described below.

2.   Consideration:  Beginning on the Effective Date of this Agreement, as set
     -------------
forth in Section 9 below, the Company will provide you with the following:

     (a)  Severance:  The Company will pay as severance your current base salary
          ---------
of $7,708.34 per pay period (24 pay periods per year), less applicable payroll taxes, for a period of twelve months, up to and through March 14, 2001, in accordance with the Company's current payroll practices. The severance payments are contingent upon your compliance with the obligations set forth in Section 6 and your continued compliance with the obligations set forth in Section 7 of this Agreement.

     (b)  Health Insurance:  The Resignation Date shall be the date of the
          ----------------
"qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). If you elect to continue medical insurance coverage after the Resignation Date in accordance with the provisions of COBRA, the Company shall pay your monthly premium payments during the severance period or until you obtain other employment, whichever occurs first. Thereafter, medical plan coverage shall be continued only to the extent required by COBRA and only to the extent you timely pay the premium payments yourself. You will receive a COBRA notice and COBRA election forms under separate cover.

     (c)  Administrative Support: The Company will provide you with use of
          ----------------------
office space and secretarial support for the six-month period measured from the Effective Date as described in Section 9 below. The location of the office and the selection of secretarial personnel to assist you shall be determined by the Company at its sole discretion.

     (d)  Use and Maintenance of Laptop Computer:  With respect to the Company
          --------------------------------------
owned laptop computer now in your possession ("the laptop computer"), the Company agrees, as of the Effective Date of this Agreement: (i) to transfer ownership to you of the laptop computer, and (ii) to provide repair and maintenance services for the laptop computer as may be reasonably required until March 15, 2001. The Company reserves the right to determine at its sole discretion the provider of any or all of said repair or maintenance services and/or whether a request for repair or maintenance services made by you or on your behalf is reasonable under this provision. You also agree to allow the Company to have access to your laptop at its discretion for the purpose of securing the return of its confidential, proprietary and/or trade secret information.

3.   General Release:
     ---------------

     In exchange for the amounts described in Section 2, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you and your representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally hereby release, remise, discharge, indemnify and hold harmless the Releasees (defined to include the Company and/or any of its parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former directors, shareholders/stockholders, officers, employees, attorneys and/or agents, all both individually and in their official capacities), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown, which arise out of your employment with, change in employment status with, and/or separation of employment from, the Company. This release is intended by you to be all encompassing and to act as a full and total release of any claims, whether specifically enumerated herein or not, that you may have or have had against the Releasees arising from conduct occurring up to and through the date of this Agreement, including, but not limited to, any claims arising from any federal or state law or regulation dealing with either employment, employment benefits or employment discrimination such as those laws or regulations concerning discrimination on the basis of race, color, creed, religion, age, sex, sex harassment, sexual orientation, national origin, ancestry, handicap or disability, veteran status or any military service or application for military service; any contract, whether oral or written, express or implied; any tort; any claim for equity or other benefits; or any other statutory and/or common law claim.

4.   Accord and Satisfaction:
     -----------------------

     The amounts set forth above in Section 2 shall be complete and unconditional payment, settlement, accord and/or satisfaction with respect to all obligations and liabilities of the Releasees to you excluding accrued vacation pay but including, without

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limitation, all claims for back wages, salary, draws, incentive pay, bonuses, stock and stock options, commissions, severance pay, any and all other forms of compensation or benefits, attorney's fees, or other costs or sums. However, the existing stock option agreements between you and the Company shall remain in full force and effect in accordance with their terms, except that the options shall be exerciseable for a period of one year from the date hereof.

5.   Waiver of Rights and Claims Under the Age Discrimination and Employment Act
     ---------------------------------------------------------------------------
     of 1967:
     -------

     Since you are 40 years of age or older, you have been informed that you have or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 ("ADEA") and you agree that:

     (a) in consideration for the amounts and benefits described in Section 2 of this Agreement, which you are not otherwise entitled to receive, you specifically and voluntarily waive such rights and/or claims under the ADEA you might have against the Releasees to the extent such rights and/or claims arose prior to the date this Agreement was executed;

     (b) you understand that rights or claims under the ADEA which may arise after the date this Agreement is executed are not waived by you;

     (c) you have been advised to consider the terms of this Agreement carefully and consult with or seek advice from an attorney of your choice or any other person of your choosing prior to executing this Agreement;

     (d) you acknowledge that you were informed and understand that you have twenty-one (21) days within which to consider this Agreement; and

     (e) the 21-day review period will not be affected or extended by any revisions which might be made to this Agreement.

6.   Company Files, Documents and Other Property:
     --------------------------------------------

     On or promptly after the Effective Date, except as is set forth in Section 2(d), you will return to the Company all Company property and materials, including but not limited to, personal computers, fax machines, scanners, copiers, cellular phones, Company credit cards and telephone charge cards, manuals, building keys and passes, courtesy parking passes, diskettes, intangible information stored on diskettes, software programs and data compiled with the use of those programs, software passwords or codes, tangible copies of trade secrets and confidential information, sales information, sales forecasts, memoranda, sales brochures, business or marketing plans, reports, projections, and any and all other information or property previously or currently held or used by you that is or was related to your employment with the Company ("Company Property"). You agree that in the event that you discover any other Company Property in your possession after the Resignation Date, you will immediately return such materials to the Company.

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

7.   Future Conduct:  In further consideration for the amounts described in
     --------------
Section 2, you agree to the following post-employment restrictions:

     (a)  Noncompetition.  For the period beginning on the Resignation Date and
          --------------
ending on March 14, 2001, you agree that you shall not, directly or indirectly, alone or as a consultant, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, (i) accept employment with any business that is in competition with the products or services being marketed, distributed or sold by the Company on the date hereof or with the services in development listed on Exhibit A hereto (the "Listed Services"), or (ii) engage in any business or activity that is in competition with the products or services being marketed, distributed or sold by the Company on the date hereof or with the Listed Services.

     (b)  [Intentionally Omitted].
          -----------------------

     (c)  Nonsolicitation of Employees.  For the period beginning on the
          ----------------------------
Resignation Date and ending on March 15, 2001, you will not, in any manner, directly or indirectly solicit or recruit, (or assist any company or business organization by which you are employed or which is directly or indirectly controlled by you to solicit, recruit, hire or engage) any person who is employed by the Company or is a contractor, project consultant or consultant of the Company at the time of the termination of your employment.

     (d)  Nondisclosure.  For the period beginning on the Resignation Date and
          -------------
ending on March 15, 2001, you shall not at any time reveal to any person or entity any Confidential Information except to employees of the Company who need to know such Confidential Information for the purposes of their employment, or as otherwise authorized by the Company in writing. The term "Confidential
                                                              ------------
Information" shall include any information concerning the organization, business
-----------
or finances of the Company or of any third party which the Company is under an obligation to keep confidential and/or that is maintained by the Company as confidential. Such Confidential Information shall include, but is not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, specifications, blueprints, engineering data, software programs, works of authorship, customer lists, customer information, financial information, pricing information, personnel information, business plans, projects, plans and proposals. Confidential Information shall not include any such information that is in the public domain or learned by you other than from the Company. You shall keep confidential all matters entrusted to you and shall not use any Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

     (e)  Agreement With Respect to Sale of Stock.  For the period beginning
          ---------------------------------------
March 14, 2000 and ending March 15, 2001, you agree to abide by volume restrictions on sales of Company stock that are applicable to an "affiliate" of the Company under Rule 144 of

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the rules promulgated under the Securities and Exchange Act of 1933. This restriction shall not apply (i) in connection with or after any sale of the Company by merger or otherwise, or (ii) to any sales approved in advance by the Company.

     (f)  Nondisparagement:  The Company and you each agree not to make
          ----------------
disparaging, critical or otherwise detrimental comments to any person or entity concerning the other; or the circumstances surrounding your employment and/or separation of employment from the Company.

     (g)  Confidentiality of this Agreement: Each party shall maintain
          ---------------------------------
confidentiality concerning the dollar amount and all other terms of this Agreement, except to the extent required by law. Except as required pursuant to legal process, you will not discuss the same with anyone except your immediate family and accountants or attorneys when such disclosure is necessary for the accountants or attorneys to render professional services. Prior to any such disclosure that you may make, you shall secure from your attorney or accountant their written agreement to maintain the confidentiality of such matters and provide a copy of such written agreement to the Company. Nothing herein shall prohibit or bar you from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required, authorized or permitted under law.

     (h)  Agreement with Respect to Injunctive Relief: You agree that any breach
          -------------------------------------------
of any of the provisions of this Agreement, including, without limitation, subparts (a) through (g) of this Section 7, will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of your obligations hereunder. You further agree that the Company may apply for such injunctive relief in any court of competent jurisdiction without the necessity of posting any bond or other security.

8.   Representations and Governing Law:
     ---------------------------------

     (a) This Agreement sets forth the complete and sole agreement between the parties and supersedes any and all other agreements or understandings, whether oral or written, regarding the subject-matter of the Agreement except, however
                                                               ------  -------
the existing stock option agreements between you and the Company will continue in effect in accordance with its terms, except that the options shall be exerciseable for a period of one year from the date hereof. This Severance Agreement may not be changed, amended, modified, altered or rescinded except upon the express written consent of both the President of the Company and you.

     (b) If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to

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be severable. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated otherwise in writing.

     (c) This Agreement shall be deemed to be made and entered into in the Commonwealth of Massachusetts. This Agreement and any claims arising out of this Agreement (or any other claims arising out of the relationship between the parties) shall be governed by and construed in accordance with the laws of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of Massachusetts, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other shall be commenced and maintained in any state or federal court located in the Commonwealth of Massachusetts, and you hereby submit to the jurisdiction and venue of any such court.

     (d) This Agreement cannot be assigned by you and shall inure to the benefit of the Company's successors and assigns.

     (e) The language of all parts of this Agreement will in all cases be construed as a whole in accordance with its fair meaning and not strictly for or against either party hereto.

9.   Effective Date:
     --------------

     After signing this letter, you may revoke this Agreement for a period of seven (7) days following said execution. The Agreement shall not become effective or enforceable until this revocation period has expired (the "Effective Date").

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

     If this letter correctly states the understanding we have reached, please indicate your acceptance by countersigning the enclosed copy and returning it to me.

Very truly yours,


/s/ NewsEdge Corporation
------------------------


I REPRESENT THAT I HAVE READ THE FOREGOING AGREEMENT, THAT I FULLY UNDERSTAND THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND THAT I AM KNOWINGLY AND VOLUNTARILY EXECUTING THE SAME. IN ENTERING INTO THIS AGREEMENT, I DO NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANY OR ITS ATTORNEYS WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.

ACCEPTED:

/s/ Donald McLagan
------------------
Donald McLagan

Date: March 14, 2000

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